Exhibit 10.8

FORTIS INC.

2012 STOCK OPTION PLAN

ARTICLE 1
PURPOSE OF PLAN

1.1                               The purpose of this stock option plan is to provide Employees of Fortis Inc. and its Subsidiaries with compensation opportunities that will encourage share ownership and enhance the Corporation’s ability to attract, retain and motivate key personnel and reward significant performance achievements.

ARTICLE 2
DEFINED TERMS

2.1                               Where used herein, the following terms shall have the following meanings, respectively:

“Affiliate” means any corporation that is an affiliate of the Corporation as defined in section 1(2) of the Securities Act (Ontario) as the same may be amended from time to time;

“Blackout Period” means a period when the Optionee is prohibited from trading in the Corporation’s securities pursuant to securities regulatory requirements or the Corporation’s written policies then applicable;

“Board” means the board of directors of the Corporation;

“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday in the Provinces of Ontario or Newfoundland and Labrador;

“Change of Control” means the occurrence of any one or more of the following events:

(a)                                 the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or combination of persons acting jointly or in concert with each other, of Voting Securities representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Securities;

(b)                                 the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly owned subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its Subsidiaries;

(c)                                  a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

(d)                                 as a result of or in connection with: (A) a contested election of Directors; or (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, the nominees named in the most recent management information circular of the Corporation for election to the Board shall not constitute a majority of the Board; or

(e)                                  the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

“Committee” means the Human Resources Committee or other committee of Directors appointed by the Board from time to time to administer the Plan and consisting of not less than three members of the Board; provided that only a Director who qualifies as independent under section 1.4 of National Instrument 52-110 - Audit Committees shall be entitled to serve as a member of the Committee;

“Corporation” means Fortis Inc., a corporation existing under the laws of the Province of Newfoundland and Labrador, and includes any successor corporation thereto;

“Director” means a director of the Corporation;

“Eligible Person” means any Employee of the Corporation or of a Subsidiary; provided that, for greater certainty, an “Eligible Person” shall not include a director of, or consultant to, the Corporation or any Subsidiary who is not otherwise an Employee;

“Employee” means an employee of the Corporation or of any Subsidiary and includes officers of the Corporation or of a Subsidiary;

“Exercise Notice” has the meaning set out in Section 6.1;

“Insider” has the meaning set out in the TSX Company Manual;

“Market Price” at any date in respect of the Shares means the volume weighted average trading price of the Shares determined by dividing the total value of the Shares traded on the Toronto Stock Exchange during the last five trading days immediately preceding such date by the total volume of the Shares traded on the Toronto Stock Exchange during such five trading days (or, if such Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange on which such Shares are listed and posted for trading as may be selected for such purpose by the Board).  In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in their sole discretion;

“Option” means an option to purchase Shares granted under the Plan;

“Option Agreement” means an option agreement entered into pursuant to the Plan;

“Option Price”, in respect of an Option, means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 8;

“Optionee” means a person to whom an Option has been granted;

“Plan” means the stock option plan of the Corporation, as embodied herein, as the same may be amended or varied from time to time;

“Plan Limit” has the meaning set out in Section 4.1;

“Shareholder” means a holder of Shares;

“Shares” means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article 8, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

“Subsidiary” means any corporation which is a subsidiary of the Corporation.  For purposes of the Plan, a body corporate shall be deemed to be a subsidiary of another body corporate if:

(a)                                 it is controlled by:

(i)                                     that other body corporate;

(ii)                                  that other body corporate and one or more bodies corporate each of which is controlled by that other body corporate; or

(iii)                               two or more bodies corporate each of which is controlled by that other body corporate; or

(b)                                 it is a subsidiary of a body corporate that is a subsidiary of that other body corporate;

“TSX Company Manual” means the Company Manual of the TSX, as amended from time to time, including such Staff Notices of the TSX from time to time which may supplement the same; and

“Voting Securities” means Shares and any other shares entitled to vote for the election of Directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of Directors but are convertible into or exchangeable for shares which are entitled to vote for the election of Directors including any options or rights to purchase such shares or securities.

ARTICLE 3
ADMINISTRATION OF THE PLAN

3.1                               The Plan shall be administered by the Committee.

3.2                               The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)                                 to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)                                 to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Committee shall be final, binding and conclusive for all purposes;

(c)                                  to determine to which Eligible Persons Options shall be granted and to grant Options;

(d)                                 to determine the number of Shares covered by each Option and to reserve such Shares for issuance;

(e)                                  to determine the Option Price subject to the restrictions outlined in Articles 9, 10 and 11 hereof;

(f)                                   to determine the time or times when Options will be granted, will vest and will terminate, subject to the restrictions set out in Article 5;

(g)                                  to determine whether to require that an Option be exercised as to a minimum number of Shares; provided, however, that such requirement shall not prevent an Optionee from purchasing the full number of Shares as to which the Option is then exercisable;

(h)                                 to determine if the Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

(i)                                     to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

ARTICLE 4
SHARES SUBJECT TO PLAN

4.1                               Options may be granted in respect of authorized and unissued Shares provided that the aggregate number of Shares reserved for issuance under the Plan shall not exceed 10,000,000 Shares (the “Plan Limit”).  The Plan Limit shall be subject to adjustment or increase pursuant to the provisions of Article 8 or as may otherwise be permitted by applicable law and the applicable rules of each stock exchange on which the Shares are then listed or quoted for trading.  For greater certainty, any Shares that are subject to an Option which expires, is forfeited, is cancelled, or for any reason is terminated shall automatically become available for use under the Plan.  No fractional shares may be purchased or issued under this Plan.

ARTICLE 5
ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1                               Options may be granted to Eligible Persons.

5.2                               Subject to this Article 5, the Committee shall determine the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option; provided, however, that each Option shall be exercisable for a period not to exceed ten (10) years from the date the Option is granted to the Optionee or such earlier date as may be determined by the Committee in respect of the termination, death or retirement of an Optionee and which shall be set forth in the Option Agreement, provided that, in no event, in respect of the termination, death or retirement of an Optionee, shall such date be later than the earlier to occur of (i) the third anniversary of such event and (ii) the original expiry date of the Options granted to such Optionee.

5.3                               The Option Price for a Share which is the subject of any Option shall in no circumstances be lower than the Market Price of the Share at the date of the grant of the Option (except, for greater certainty, as the result of an adjustment made in accordance with Section 8.1).

5.4                               Each Option shall vest and be exercisable in the manner determined by the Committee and specified in the Option Agreement; provided, however, that no Option shall vest immediately upon being granted.

5.5                               If the term of an Option held by an Optionee would expire during or within 10 Business Days following the expiration of a Blackout Period applicable to such Optionee, then the term of such Option or unexercised portion thereof shall be extended to the close of business on the date that is 10 Business Days following the expiration of the Blackout Period, except in respect of a Blackout Period resulting from a cease trade order issued by a securities regulatory authority to which the Corporation or the Optionee is subject.

5.6                               Notwithstanding any other provision contained in the Plan or any agreement relating to any Options granted under the Plan, no Options shall be granted under the Plan and no Shares will be issued upon exercise of Options if, together with any other security based compensation arrangement established or maintained by the Corporation, such grant of Options or issuance of Shares, as the case may be, could result, at any time, in:

(a)                                 the number of Shares issuable to Insiders, at any time, exceeding 10% of the issued and outstanding Shares; or

(b)                                 the number of Shares issued to Insiders, within any one-year period, exceeding 10% of the issued and outstanding Shares.

For the purpose of this Section 5.6, “issued and outstanding Shares” is determined on the basis of the number of Shares that are outstanding immediately prior to the grant of Options to an Insider.

5.7                               An Option and any rights conferred by an Option are personal to the Optionee and are non assignable.  No Option granted hereunder or any right conferred by an Option shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Optionee, whether voluntarily or by operation of law, otherwise than by testate succession or the laws of descent and distribution, and any attempt to do so will cause such Option to be null and void.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee and, upon the death of an Optionee, the person to whom the rights shall have passed by testate succession or by the laws of descent and distribution may exercise any Option in accordance with the provisions of Article 6.

ARTICLE 6
EXERCISE OF OPTIONS

6.1                               Subject to the provisions of the Plan and the provisions of the applicable Option Agreement, an Option which has vested may be exercised from time to time by submitting to the Corporation a notice of exercise (an “Exercise Notice”), in the form specified by the Corporation, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased, and, in accordance with Section 11.4, payment in full of the amount of tax the Corporation or Subsidiary is required to remit as a result of the exercise of the Option.  Upon receipt by the Corporation of such Exercise Notice and payment, in an acceptable form, of the aggregate Option Price and any taxes relating thereto, the number of Shares in respect of which the Option is exercised will, within a reasonable period of time, be duly issued as fully paid and non-assessable and Share certificates or other evidence of ownership for such Shares shall be issued and delivered to the Optionee or such nominee as the Optionee shall direct.

6.2                               Except as expressly provided herein, no unvested Options may be exercised.

6.3                               Notwithstanding any of the provisions contained in the Plan or in any Option Agreement, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a)                                 completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority or stock exchange as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)                                 the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

(c)                                  the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

6.4                               In connection with the foregoing, the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

ARTICLE 7
CHANGE OF CONTROL

7.1                               In the event of a Change of Control, all outstanding Options shall be immediately vested and exercisable, notwithstanding any determination of the Committee pursuant to Article 5 hereof, if applicable.

7.2                               The Corporation shall give written notice of any proposed Change of Control to each Optionee.  Upon the giving of any such notice, each Optionee shall be entitled to exercise, at any time within the period specified in the notice, such period to be not less than 10 Business Days and in no event later than the expiry date of the Option, all or a portion of those Options granted to such Optionee.  Unless the Committee determines otherwise, in its discretion, upon the expiration of the period specified in the notice, all rights of the Optionees to exercise any outstanding Options shall terminate and all such Options shall immediately expire and cease to have any further force or effect, subject to the completion of the relevant Change of Control.

ARTICLE 8
CERTAIN ADJUSTMENTS

8.1                               Appropriate adjustments in the number of Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Shares which are subject to Options and in the Option Price, shall be made by the Committee in its discretion to give effect to adjustments in the number of Shares resulting from subdivisions, consolidations or reclassifications of the Shares or other relevant changes in the capital stock of the Corporation.  The Committee’s determination of such adjustments shall be final, binding and conclusive for all purposes.

ARTICLE 9
AMENDMENT OR DISCONTINUANCE OF PLAN

9.1                               The Board may, insofar as permitted by law and subject to any required approval of the TSX, any other stock exchange or other authority, amend, modify, revise or otherwise change the terms of the Plan, any Option Agreement and any outstanding Option granted hereunder, in whole or in part, at any time, provided that, in the case of any action taken in respect of an outstanding Option, the Optionee’s consent to such action shall be required unless the Committee determines that the action would not materially and adversely affect the rights of such Optionee.

(a)                                 For greater certainty and without limiting any of this Article 9, Shareholder approval shall not be required for the following amendments, subject to any regulatory approvals including, where required, the approval of the TSX:

(i)                                     amendments of a “housekeeping” nature, including any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision hereof;

(ii)                                  amendments necessary to comply with the provisions of applicable law including, without limitation, the rules, regulations, and policies of the TSX;

(iii)                               amendments to the definition of Eligible Person other than an amendment which would have the potential of broadening or increasing Insider participation;

(iv)                              amendments increasing the Option Price of any Option;

(v)                                 changing the vesting and exercise provisions of the Plan or any Option in a manner which does not entail an extension beyond the originally scheduled expiry date for any applicable Option, including to provide for accelerated vesting and early exercise of any Options deemed necessary or advisable in the Committee’s discretion;

(vi)                              changing the termination provisions of the Plan or any Option which, in the case of an Option, does not entail an extension beyond that Option’s originally scheduled expiry date;

(vii)                           the addition or modification of a cashless exercise feature, payable in cash or Shares, which provides for a full deduction of the number of underlying Shares from the Plan Limit;

(viii)                        amendments changing the provisions on transferability of Options for normal estate settlement purposes;

(ix)                              amendments respecting administration of the Plan, including changing the process by which an Optionee who wishes to exercise his or her Option can do so, including the required form of payment for the Shares being purchased, the form of Exercise Notice and the place where such payments and notices must be delivered;

(x)                                 adding a conditional exercise feature which would give Optionees the ability to conditionally exercise in certain circumstances determined by the Committee in its discretion, at any time up to a date determined by the Committee in its discretion, all or a portion of those Options granted to such Optionees which are then vested and exercisable in accordance with their terms, as well as any unvested Options which the Committee has determined shall be immediately vested and exercisable in such circumstances; and

(xi)                              amendments necessary to suspend or terminate the Plan.

Any such amendment shall be effective at such date as the Board may determine, except that no such amendment, other than one of a minor nature, may apply to any period prior to the announcement of the amendment unless, in the opinion of the Board, such amendment is necessary or advisable in order to comply with the provisions of applicable legislation (including any regulations or rulings thereunder) or would not adversely affect the rights of an Optionee in respect of the Plan.

(b)                                 Notwithstanding Subsection (a), Shareholder approval shall be required for:

(i)                                     any amendment to increase the Plan Limit (except, for greater certainty, as the result of an adjustment made in accordance with Section 8.1);

(ii)                                  any amendment to Section 10.1 or any reduction in the Option Price of an outstanding Option (including a cancellation and re-grant of an Option constituting a reduction of the Option Price of an Option) or extension of the period during which an Option may be exercised (except, for greater certainty, as the result of an adjustment made in accordance with Section 8.1);

(iii)                               any amendment to the definition of Eligible Person that would expand the eligibility criteria for participation in the Plan or broaden or increase Insider participation;

(iv)                              any amendment to remove, exceed or increase the limits on Insider participation in the Plan prescribed by Section 5.6;

(v)                                 any amendment to the provisions of this Plan that would permit Options to be transferred or assigned other than for normal estate settlement purposes, as permitted by Section 5.7;

(vi)                              any amendment to the provisions of this Section 9.1 which is not an amendment within the nature of Section 9.1(a)(i) or Section 9.1(a)(ii),

in each case, unless the change results from the application of Section 8.1.

9.2                               Shareholders’ approval of an amendment, if required pursuant to Section 9.1, shall be given by the approval of a majority of the Shareholders present in person or by proxy and entitled to vote at a duly called meeting of the Shareholders and shall, if and only to the extent required under applicable securities laws and regulatory requirements, exclude the votes cast by Insiders of the Corporation.  Options may be granted under the Plan prior to the approval of the amendment, provided that no Shares may be issued pursuant to the amended terms of the Plan until the requisite Shareholders’ approval of the amendment has been obtained.

9.3                               Subject to Section 9.1, the Board may suspend, discontinue or terminate this Plan at any time.

ARTICLE 10
PROHIBITION ON REPRICING OF OPTIONS

10.1                        Notwithstanding any provision in this Plan to the contrary (except, for greater certainty, pursuant to an adjustment made in accordance with Section 8.1), no Option may be amended to reduce the Option Price below the Option Price as of the date the Option is granted.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1                        The holder of an Option shall not have any rights as a Shareholder with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Corporation shall issue such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

11.2                        Nothing in the Plan or any Option Agreement shall confer upon any Optionee any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any such Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

11.3                        Nothing in the Plan or any Option Agreement shall confer upon any Optionee any right to continue providing ongoing services to the Corporation or any entity controlled by the Corporation or effect in any way the right of the Corporation or any such entity to terminate his, her or its contract at any time; nor shall anything in the Plan or any Option Agreement be deemed or construed as an agreement, or an expression of intent, on the part of the Corporation or any such entity to extend the time for the performance of the ongoing services beyond the time specified in the contract with the Corporation or any such entity.

11.4                        In the event the Optionee elects to exercise the Option (or any part thereof), if the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any federal, provincial, state or local tax rules or regulations in respect of the issuance of Shares to the Optionee, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from other income of the Optionee or, alternatively, the Corporation or Subsidiary shall require the Optionee to provide funds to satisfy such withholding obligation or make other arrangements that are satisfactory to the Corporation or Subsidiary, as the case may be.

11.5                        The Plan and the exercise of the Options granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any legal requirements or the requirements of any stock exchange or other regulatory authority or to obtain any approval or consent from any such stock exchange or other regulatory authority as a condition of, or in connection with, the Plan or the exercise of the Options granted under the Plan or the issue of Shares as a result thereof, then in any such event any Options granted prior to such approval and acceptance shall be conditional upon such compliance having been effected or such approval or consent having been given and no such Options may be exercised unless and until such compliance is effected or until such approval or consent is given on conditions satisfactory to the Corporation in its sole discretion.

11.6                        The Plan and all Option Agreements entered into pursuant to the Plan shall be governed by the laws of the Province of Newfoundland and Labrador and the federal laws of Canada applicable therein.